Revolving Note

$71,500,000.00 June 30, 2011

For Value Received, the undersigned (the “Borrower”), hereby promises to pay to the order of KeyBank National Association (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Seventy-One Million Five Hundred Thousand and No/100 Dollars ($71,500,000.00), or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Revolving Credit Termination Date under that certain Credit Agreement, dated as of June 30, 2011, among Borrower, Lenders from time to time party thereto, KeyBank National Association, as Agent and a Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined).

Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement.

All payments of principal and interest shall be made to Agent for the account of Lender in United States dollars in immediately available funds at Agent’s Principal Office.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Post-Default Rate set forth in the Agreement.

This Revolving Note is one of the “Revolving Credit Notes” referred to in the Agreement. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Revolving Credit Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

Borrower agrees to pay all collection expenses, court costs and attorney costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Revolving Credit Note, all as further set forth in the Agreement.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be duly executed on the date first above written.

Grubb & Ellis Healthcare REIT II Holdings, LP

By Grubb & Ellis Healthcare REIT II, Inc.,
Its General Partner

By: /s/ Shannon K S Johnson
Printed Name: Shannon K S Johnson
Its: Chief Executive Officer